As filed with the Securities and Exchange Commission on November 12, 2004
                   An Exhibit List can be found on page II-3.
                              Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                 (Name of small business issuer in its charter)

           COLORADO                      7389                     84-1547578
(State or other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                              2899 AGOURA ROAD #115
                           WESTLAKE VILLAGE, CA 91361
                                 (818) 735-3726

   (Address and telephone number of principal executive offices and principal place of business)

                             TED KOZUB, CEO AND CFO
                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                              2899 AGOURA ROAD #115
                           WESTLAKE VILLAGE, CA 91361
                                 (818) 735-3726

            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                             DARRIN M. OCASIO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

     From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                        CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                      REGISTERED (1)       SECURITY(2)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of common stock, no par value                     48,705,000(3)            $0.045          $2,191,725.00           $277.69
Shares of common stock, no par value                      1,295,000(4)            $0.045          $   58,275.00           $  7.38


Total                                                     50,000,000                              $2,250,000.00           $285.07
======================================================= ================= ==================== ===================== ==============

(1) Includes shares of our common stock, no par value, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants by the selling stockholder. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 100% of the number of shares of our common stock issuable upon conversion of the debentures and 100% of the number of shares our common stock issuable upon exercise of the warrants. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 10, 2004.

(3) Includes 100% of the shares underlying convertible debentures.

(4) Includes 100% of the shares underlying warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY DIRECT RESPONSE FINANCIAL SERVICES, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2004

The information in this prospectus is not complete and may be changed.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                              50,000,000 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholder of 50,000,000 shares of our common stock, based on current market prices. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder is deemed an underwriter of the shares of common stock, which it is offering.

We will pay the expenses of registering these shares.

Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "DRFL." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 10, 2004 was $0.045.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.


THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November__, 2004.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

We are a development stage company, however, over the last year Direct Response has succeeded in entering into several contracts with radio media providers and Direct Response has extended its marketing model. Direct Response recently launched an Internet offer of a stored value debit card in conjunction with eDebitPay through Direct Card Services, Inc.'s Internet site at www.personaladvantage.net. In addition, Direct Response is also poised to introduce two stored value debit card programs involving Emmis Communications Corporation (NasdaqNM:EMMS) and Spanish Broadcasting System (Nasdaq:SBSA). Direct Response seeks to partner with media providers in television, radio, print and Internet for the purposes of selling its custom branded and co-branded debit card products. Presently, Direct Response is focused on delivery of stored value debit cards to the unbanked and underbanked population in the United States. However, Direct Response continues to focus on its merchant banking business and other derivative financial business activities.

Prior to April 29, 2002, we were in a development stage relating to our internet portal operations.

Direct Response is also engaged in significant activity to develop a network of retail loading stations for debit card usage. These loading stations in most instances should include major regional and national grocery store chains, convenience stores, retail merchants and existing check cashing businesses.

Direct Response employs current e-commerce and e-finance solutions to interface between individual and business customers. We also provide solutions for payment acceptance in any electronic environment. These technology solutions address processing of electronic payments whether through credit, debit, pre-paid or ATM means. We participate in the market for credit, debit, stored-value and smart cards, electronic checks, cash, wireless and alternative Internet payment methods. Moreover, Direct Response has developed, through its subsidiary Direct Card Services, LLC, a proprietary software product known as the DirecTrac System(TM) which permits data collection and list management involving all card programs offered by Direct Response.

We have invested in and licensed proprietary technology from various financial services companies including Optimum Pay that is a partially owned subsidiary of Cybertek Holdings and SECOS. Cybertek Holdings is a publicly traded South Korean company specializing in network security systems, fraud and transaction processing. Optimum Pay and SECOS have each developed proprietary technology for secure electronic payments that we have strategic and contractual relations. Furthermore, through our fifty percent-owned subsidiary Direct Card Services, LLC, we have partnered with Chase Manhattan Bank and Chase Merchant Services for our infrastructure in the worldwide banking system. Chase has also developed proprietary payment systems for use by acquiring banks, and we have secured rights to deploy this technology to our clients. Furthermore, through these strategic partnerships, we are positioned to capture the growing market trends in e-finance and P2P payment transaction processing. We are also working on deploying proprietary, wireless, payment technology that allows for electronic point of sale payment solutions absent a landline (payment is verified through our gateway network).

Through our existing marketing contracts, we will reach major distribution channels for our financial services. These distribution channels include direct response companies, pre-paid phone card distributors, network marketing companies and financial institutions. Over the last year one of the major advancements for Direct Response was its agreement reached with ROI Media Services, Inc. ROI has over 30 years experience, through its management team, in radio and television. ROI together with Direct Response developed a business model utilizing media partners to extend the marketing of Direct Response's stored value debit cards and other financial products.

Our core business is to deliver proprietary technology and service support to our customers and clients in the financial industry. These services include:

o     Payment Gateway System, through Optimum Pay USA, Inc.

o Merchant Banking Services, through our partially owned subsidiary Direct Card Services, LLC, Chase Merchant Services, LLC, and CardService International

o Transmitter Business/Cash Cards, through Optimum Pay USA, Inc., a partially owned subsidiary of Cybertek Holdings and SECOS together with the partial ownership of Direct Response

o     Wireless Payment Solutions, through AMPS Wireless

o     Debit Cards (co-branded with VISA or MasterCard)

o     ATM Cards (co-branded with VISA or MasterCard)

o     Development of card loading stations and networks

Our primary customers are banks, credit and debit card issuers and users of such cards, third party marketing companies in need of financial products, media companies, the direct response industry and any company or group in need of deploying electronic or digital payment acceptance technologies.

We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal year ended January 31, 2004, we had a net loss of ($1,376,777). In addition, for the six months ending July 31, 2004, we had a net loss of ($542,699). We expect to continue to incur significant operating expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

Our principal executive offices are located at 2899 Agoura Road, Suite 115, Westlake Village, California 91361 and our telephone number is (818) 735-3726. We are incorporated in the State of Colorado.

                                  THE OFFERING

Common stock offered by selling stockholders..............................   Up to 50,000,000 shares, based on current
(includes 127% of the shares  underlying  convertible  debentures and 100%   market prices and assuming  full  conversion
of the shares underlying the warrants)                                       of the convertible  notes
                                                                             and  the  full  exercise  of the
                                                                             warrants.    Assuming   these   shares   are
                                                                             outstanding,  this number  represents  53.03%
                                                                             of our common stock.

Common stock to be outstanding after the offering.........................   Up to 76,515,666 shares

Use of proceeds...........................................................   We will not receive any proceeds from the
                                                                             sale of the common stock.

Over-The-Counter Bulletin Board Symbol....................................   DRFL

The above information regarding common stock to be outstanding after the offering is based on 26,515,666 shares of common stock outstanding as of November 12, 2004 and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholder.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS:

WE HAVE HAD LOSSES SINCE OUR INCEPTION. WE EXPECT LOSSES TO CONTINUE IN THE FUTURE AND THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal year ended January 31, 2004, we had a net loss of ($1,376,777). In addition, for the six months ending July 31, 2004, we had a net loss of ($542,699). We expect to continue to incur significant operating expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available, of which there can be no assurance, you may experience significant additional dilution.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2005. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of our technology and products.

THE MARKET FOR OUR ELECTRONIC COMMERCE SERVICES IS EVOLVING AND MAY NOT CONTINUE TO DEVELOP OR GROW RAPIDLY ENOUGH FOR US TO REMAIN CONSISTENTLY PROFITABLE.

If the number of electronic commerce transactions does not continue to grow or if consumers or businesses do not continue to adopt our services, it could have a material adverse effect on our business, financial condition and results of operations. We believe future growth in the electronic commerce market will be driven by the cost, ease-of-use and quality of products and services offered to consumers and businesses. In order to consistently increase and maintain our profitability, consumers and businesses must continue to adopt our services.

OUR FUTURE PROFITABILITY DEPENDS UPON OUR ABILITY TO IMPLEMENT OUR STRATEGY SUCCESSFULLY TO INCREASE ADOPTION OF ELECTRONIC BILLING AND PAYMENT METHODS.

Our future profitability will depend, in part, on our ability to implement our strategy successfully to increase adoption of electronic billing and payment methods including the issuance of debit cards through our subsidiary, Direct Card Services, LLC. Our strategy includes investment of time and money during fiscal 2004 in programs designed to:

o     drive consumer awareness of electronic billing and payment;

o encourage consumers to sign up for and use our electronic billing and payment services offered by our distribution partners;

o     encourage consumers to purchase and use our debit card products;

o continually refine our infrastructure to handle seamless processing of transactions;

o     continue to develop state of the art, easy-to-use technology; and

o increase the number of billers whose bills we can present and pay electronically.

If we do not successfully implement our strategy, revenue growth will be minimal, and expenditures for these programs will not be justified.

Our investment in these programs will have a negative impact on our short-term profitability. Additionally, our failure to implement these programs successfully or to increase substantially adoption of electronic commerce billing and payment methods by consumers who pay for the services could have a material adverse effect on our business, financial condition and results of operations.

SECURITY AND PRIVACY BREACHES IN OUR ELECTRONIC TRANSACTIONS MAY DAMAGE CUSTOMER RELATIONS AND INHIBIT OUR GROWTH.

Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations. We electronically transfer large sums of money and store personal information about consumers, including bank account and credit card information, social security numbers, and merchant account numbers. If we are unable to protect, or consumers perceive that we are unable to protect, the security and privacy of our electronic transactions, our growth and the growth of the electronic commerce market in general could be materially adversely affected. A security or privacy breach may:

o cause our customers to lose confidence in our services; - deter consumers from using our services; - harm our reputation;

o     expose us to liability;

o     increase our expenses from potential remediation costs; and

o     decrease market acceptance of electronic commerce transactions.

While we believe that we utilize proven applications designed for premium data security and integrity to process electronic transactions, there can be no assurance that our use of these applications will be sufficient to address changing market conditions or the security and privacy concerns of existing and potential subscribers.

WE RELY ON THIRD PARTIES TO DISTRIBUTE OUR ELECTRONIC COMMERCE PRODUCTS, WHICH MAY NOT RESULT IN WIDESPREAD ADOPTION.

In electronic commerce, we rely on our contracts with financial services organizations, businesses, billers, Internet portals and other third parties to provide branding for our electronic commerce services and to market our services to their customers. These contracts are an important source of the growth in demand for our electronic commerce products. If any of these third parties abandon, curtail or insufficiently increase their marketing efforts, it could have a material adverse effect on our business, financial condition and results of operations.

THE TRANSACTIONS WE PROCESS EXPOSE US TO CREDIT RISKS.

Any losses resulting from returned transactions, merchant fraud or erroneous transmissions could result in liability to financial services organizations, merchants or subscribers, which could have a material adverse effect on our business, financial condition and results of operations. The electronic and conventional paper-based transactions we process expose us to credit risks. These include risks arising from returned transactions caused by:

o     insufficient funds;

o     unauthorized use;

o     stop payment orders;

o     payment disputes;

o     closed accounts;

o     theft;

o     frozen accounts; and

o     fraud.

We are also exposed to credit risk from merchant fraud and erroneous transmissions.

WE MAY EXPERIENCE BREAKDOWNS IN OUR PAYMENT PROCESSING SYSTEM THAT COULD DAMAGE CUSTOMER RELATIONS AND EXPOSE US TO LIABILITY.

A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. In addition to the damage to our reputation a system outage or data loss could entail, many of our contractual agreements with financial institutions require the payment of penalties if our systems do not meet certain operating standards. To successfully operate our business, we must be able to protect our payment processing and other systems from interruption by events that are beyond our control. For example, our system may be subject to loss of service interruptions caused by hostile third parties or other instances of deliberate system sabotage. Other events that could cause system interruptions include:

o     fire;

o     natural disaster;

o     unauthorized entry;

o     power loss;

o     telecommunications failure; and

o     computer viruses.

Although we have taken steps to protect against data loss and system failures, there is still risk that we may lose critical data or experience system failures. Furthermore, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

WE MAY EXPERIENCE SOFTWARE DEFECTS AND DEVELOPMENT DELAYS, DAMAGING CUSTOMER RELATIONS, DECREASING OUR POTENTIAL PROFITABILITY AND EXPOSING US TO LIABILITY.

Our products are based on sophisticated software and computing systems that often encounter development delays, and the underlying software may contain undetected errors or defects. Defects in our software products and errors or delays in our processing of electronic transactions could result in:

o     additional development costs;

o diversion of technical and other resources from our other development efforts;

o     loss of credibility with current or potential customers;

o     harm to our reputation; or o exposure to liability claims.

In addition, we rely on technologies supplied to us by third parties that may also contain undetected errors or defects that could have a material adverse effect on our business, financial condition and results of operations. Although we attempt to limit our potential liability for warranty claims through disclaimers in our software documentation and limitation-of-liability provisions in our license and customer agreements, we cannot assure you that these measures will be successful in limiting our liability.

IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGE OR CHANGES IN INDUSTRY STANDARDS, OUR SERVICES COULD BECOME OBSOLETE AND WE COULD LOSE OUR CUSTOMERS.

If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing product and service offerings, proprietary technology and systems may become obsolete. Further, if we fail to adopt or develop new technologies or to adapt our products and services to emerging industry standards, we may lose current and future customers, which could have a material adverse effect on our business, financial condition and results of operations. The electronic commerce industry is changing rapidly. To remain competitive, we must continue to enhance and improve the functionality and features of our products, services and technologies.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of date, we have 26,515,666 shares of common stock issued and outstanding and a convertible debenture outstanding that may be converted into an estimated 27,395,833 shares of common stock at current market prices, and outstanding options and warrants to purchase up to 1,315,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares included in this prospectus may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES AND WARRANTS COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES TO THE SELLING STOCKHOLDER, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that is issuable to the selling stockholder, upon conversion of our convertible debentures and subsequent exercise of warrants, based on market prices 25%, 50% and 75% below the market price, as of November 10, 2004 of $0.045.

                                                     With                                         Percentage of
                                                     ----                                         -------------
% Below Market          Price Per Share       Discount of 20%     Number of Shares Issuable      Outstanding Stock
--------------          ---------------       ---------------     -------------------------      -----------------
         25%                   $0.0338             $0.0270               217,000,000*                 80.36%
         50%                   $0.0225             $0.0180               327,000,000*                 86.05%
         75%                   $0.0113             $0.0090               657,000,000*                 92.53%

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert their convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

We entered into a Securities Purchase Agreement for the sale of an aggregate of $150,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 8% interest, two year from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default as described in the convertible debentures could require the early repayment of the convertible debentures at a price of 125% of the amount due under the debenture. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holder could commence legal action against us to recover the amounts due. Any such action may require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we may receive up to $1,500,000 upon the exercise of the warrants held by the selling stockholder, which will be used for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "DRFL." Our common stock has been quoted on the OTCBB since April 2002.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                    Low($)  High ($)
                                    ------  --------
2003 Quarter Ending
January 31                            0.24    1.40
April 30                              0.26    1.02
July 31                               0.28    0.70
October 31                            0.85    1.62


2004 Quarter Ending
January 31                            0.50    1.52
April 30                              0.17    0.89
July 31                               0.04    0.22
October 31                            0.02    0.06

HOLDERS

As of November 12, 2004, we had approximately 43 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is First American Stock Transfer, Phoenix, Arizona.

DIVIDENDS

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

                                PLAN OF OPERATION

The following discussion of our financial condition and results of our operations should be read in conjunction with the Financial Statements and Notes thereto. Our fiscal year ends January 31. This document contains certain forward-looking statements including, among others, anticipated trends in our financial condition and results of operations and our business strategy. (See "Factors Which May Affect Future Results"). These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in external factors or in our internal budgeting process which might impact trends in our results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the industries in which we operate; and (iv) various competitive market factors that may prevent us from competing successfully in the marketplace.

During the previous fiscal quarter to date, we have initiated the following actions and strategies with regards to the on-going advancement of our business opportunities:

o ROI Media Services, Inc. - The Company, through its subsidiary Direct Card Services, LLC, entered into a written contract with ROI Media Services, Inc. Pursuant to this agreement the parties are to jointly pursue radio networks for the distribution of debit cards and related products and services. Under the terms of the agreement Direct Card Services is to advance all monies for debit card programs in exchange for a priority of repayment for advances made and for a 50% share of all net profits from debit card sales, transaction income and other income from related products and services. As part of the agreement ROI, at its cost and subject to reimbursement, is to identify and negotiate with radio media providers to partner with ROI and DCS for the offer of debit cards.

As a result of this agreement Emmis Communications Corporation (NasdaqNM:EMMS) and Spanish Broadcasting System (Nasdaq:SBSA) entered into agreements with DCS and ROI for the joint offering of debit cards. Each radio network has agreed to provide significant media to promote the respective debit card program. Each contract provides for a three year commitment to the debit card program. ROI and DCS continue to solicit radio media partners for the sale of the Company's debit cards and other financial products.

o Optimum Pay USA, Inc.- In addition to its pre-existing relationship as a 2% owner of all outstanding equity in Optimum Pay USA, Inc. the Company, through its subsidiary Direct Card Services, LLC, entered into several agreements with OP for issuance and approval of debit card programs. These agreements included three existing card programs - (1) the DCS Personal Advantage Media Card; (2) the La Raza Personal Advantage Media Card; and
      (3) the La Vida Buena Card. Under each of these agreements, the Company is committed to purchase a minimum order of 5,000 cards/units. To date, the Company has paid a total of $90,500 against these minimum orders, leaving balances due under each account as follows: DCS Personal Advantage Media Card - $61,010; La Raza Personal Advantage Media Card- $60,000; and La Vida Buena Card - $33,000. Of these amounts, a total of $60,000 is to be held by Optimum Pay in depository and reserve accounts for the Company's benefit.

All cards are networked through MasterCard. Further, DCS was approved as an independent sales organization of MasterCard as part of the bank approval process for the above card programs. In addition, the Company contracted with Optimum Pay for the delivery and installation of its Internet financial site called www.globalmoneyonline.com. OP provides the interface with the issuing bank and the processor for the Company's debit card programs. OP also manages the data from all card programs as well as provides some form of customer service for card customers. Additionally, OP operates and maintains the technology infrastructure for www.globalmoneyonline.com.

o Agent Agreement with CardService International - In addition to its existing relationship with Chase Merchant Services for the processing of referred merchant credit and debit card transactions, the Company entered into a Non-Exclusive, Non-Registered Agent Agreement with CardService International, Inc. This agreement allows the Company access to an additional card processor, providing another option for the Company when referring merchant card processing business.

As it continues to grow, the Company will need additional capital. In the past, capital needs were met through cash advances by third party investors and through loans by interested shareholders. In order for the Company to sustain its projected growth and to achieve its current business model the Company will require significant capital either through equity investment or through loans.

CAPITAL RAISING ACTIVITIES

We have engaged in the following financing activities and require additional capital to expand operations to a level where revenues sufficient to sustain operations can be generated.

PRIVATE SALE OF CONVERTIBLE DEBENTURE

In January 2003, as amended on May 19, 2003, we signed a Securities Purchase Agreement with La Jolla Cove Investors, Inc. for the sale of a $150,000 8% convertible debenture and non-detachable warrant to purchase up to 1,500,000 shares of our common stock. The debenture bears interest at 8%, matures two years from the date of issuance and is convertible into shares of our common stock. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of: (i) $1.00 or (ii) 80% of the average of the five lowest volume weighted average prices during the 20 calendar days prior to the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. See the Selling Stockholder section for a Sample Debenture Conversion Calculation.

On or about February 19, 2004, the Company and La Jolla Cove Investors entered into an Addendum to the debenture which provided that upon effectiveness of the Company's SB-2 Registration Statement (which was declared effective as of February 19, 2004), La Jolla would immediately effect a $2,500 conversion of the debenture and $25,000 warrant exercise, along with providing a $150,000 pre-payment to the Company against future warrant conversions.

On March 23, 2004, the Company and La Jolla entered into another Addendum to the debenture which provided the following:

o For a period of 60 days from the Addendum La Jolla would convert no more than $2,200 of the debenture and related Warrants per calendar week, on a cumulative basis

o Beginning from the 61st day from the Addendum the 10% monthly maximum conversion amount shall be 20% if the volume weighted average price is above $0.63

o The maturity date of the debenture is extended to January 9, 2006, and the expiration date of the non-detachable warrant is extended to January 9, 2007

o If a conversion election is made by La Jolla on a date when the volume weighted average price is below $0.63, and such conversion includes a warrant exercise not involving La Jolla's pre-paid warrant credit balance with the Company, the Company shall have the right to prepay that portion of the debenture that La Jolla elected to convert at 150% of such amount.

As of November 12, 2004, La Jolla has converted $23,500 of the debenture, leaving a debenture balance of $126,500. As of November 12, 2004, the prepaid warrant credit balance is $120,000. The total shares issued to La Jolla to date under the debenture and warrants are 3,638,737.

On or about November 9, 2004, the Company and La Jolla Cove Investors entered into an Addendum to the debenture which provided that upon effectiveness of the Company's SB-2 Registration Statement, La Jolla would immediately provide a $150,000 pre-payment to the Company against future warrant conversions. Additionally, La Jolla agreed that its sales of Company shares would be limited to no more than 18% of the daily volume of the shares on any given date. Further, under the Addendum the Company has the right to pre-purchase debenture conversion shares directly from La Jolla.

PRIVATE SALE OF STOCK

During the year, no private sales of stock took place.

ONGOING REQUIREMENTS

We will have to secure additional capital to meet our ongoing requirements and to meet our stated objectives throughout the 2004 fiscal year. We are identifying potential investors in conjunction with our current finance partners, and will seek to secure new investment banking partners on an ongoing basis. Of course, sources of capital and the cost of capital are subject to prevailing and general market conditions. Moreover, any terms and conditions related to such investment or loan are contingent upon satisfactory terms and conditions for the Company. Based on current market conditions and given our success in raising private financing in the past, we expect that we will be able to complete financings as required for growth and operations. We are continuing to review all opportunities for both long-term equity programs as well as debt financing. Any significant capital expenses or increases in operating costs will be dependent upon our ability to raise additional capital, debt financing or generate revenue from sales of our products or services.

                                    BUSINESS

BACKGROUND

We were incorporated in the State of Colorado on April 7, 2000 to develop software and Internet portals. On April 29, 2002, we acquired 100% of Direct Response Financial Services, Inc., a Delaware corporation and changed our focus to the development of financial services for the direct response industry.

In June of 2002, we changed our name to Direct Response Financial Services, Inc.

Direct Response Financial Services, Inc. is currently traded on the NASD Over the Counter Bulletin Board under the symbol "DRFL." Direct Response Financial Services, Inc. began trading on the Berlin Exchange under the ticker symbol "DFS" on December 3, 2002. The trading number is 804239. Direct Response Financial Services, Inc. is not traded on any other exchange at this time.

We currently have limited operations and are reliant on contributions from our officers and shareholders. Liquidity demands have been met through cash advances and recent financing activities. No formal agreements between any officer or shareholder and the company currently exist to continue funding operations.

BUSINESS

We are a development stage company, however, over the last year the Company has succeeded in entering into several contracts with radio media providers and the Company has extended its marketing model. The Company recently launched an Internet offer of a stored value debit card in conjunction with eDebitPay through Direct Card Services, Inc.'s Internet site at www.personaladvantage.net. In addition, the Company is also poised to introduce two stored value debit card programs involving Emmis Communications Corporation (NasdaqNM:EMMS) and Spanish Broadcasting System (Nasdaq:SBSA). The Company seeks to partner with media providers in television, radio, print and Internet for the purposes of selling its custom branded and co-branded debit card products. Presently, the Company is focused on delivery of stored value debit cards to the unbanked and underbanked population in the United States. However, the Company continues to focus on its merchant banking business and other derivative financial business activities.

The Company is also engaged in significant activity to develop a network of retail loading stations for debit card usage. These loading stations in most instances should include major regional and national grocery store chains, convenience stores, retail merchants and existing check cashing businesses.

The Company employs current e-commerce and e-finance solutions to interface between individual and business customers. We also provide solutions for payment acceptance in any electronic environment. These technology solutions address processing of electronic payments whether through credit, debit, pre-paid or ATM means. We participate in the market for credit, debit, stored-value and smart cards, electronic checks, cash, wireless and alternative Internet payment methods. Moreover, the Company has developed, through its subsidiary Direct Card Services, LLC, a proprietary software product known as the DirecTrac System(TM) which permits data collection and list management involving all card programs offered by the Company.

We have invested in and licensed proprietary technology from various financial services companies including Optimum Pay that is a partially owned subsidiary of Cybertek Holdings and SECOS. Cybertek Holdings is a publicly traded South Korean company specializing in network security systems, fraud and transaction processing. Optimum Pay and SECOS have each developed proprietary technology for secure electronic payments that we have strategic and contractual relations. Furthermore, through our fifty percent-owned subsidiary Direct Card Services, LLC, we have partnered with Chase Manhattan Bank and Chase Merchant Services for our infrastructure in the worldwide banking system. Chase has also developed proprietary payment systems for use by acquiring banks, and we have secured rights to deploy this technology to our clients. Furthermore, through these strategic partnerships, we are positioned to capture the growing market trends in e-finance and P2P payment transaction processing. We are also working on deploying proprietary, wireless, payment technology that allows for electronic point of sale payment solutions absent a landline (payment is verified through our gateway network).

Through our existing marketing contracts, we will reach major distribution channels for our financial services. These distribution channels include direct response companies, pre-paid phone card distributors, network marketing companies and financial institutions. Over the last year one of the major advancements for the Company was its agreement reached with ROI Media Services, Inc. ROI has over 30 years experience, through its management team, in radio and television. ROI together with the Company developed a business model utilizing media partners to extend the marketing of the Company's stored value debit cards and other financial products.

Our core business is to deliver proprietary technology and service support to our customers and clients in the financial industry. These services include:

o     Payment Gateway System, through Optimum Pay USA, Inc.

o Merchant Banking Services, through our partially owned subsidiary Direct Card Services, LLC, Chase Merchant Services, LLC, and CardService International

o Transmitter Business/Cash Cards, through Optimum Pay USA, Inc., a partially owned subsidiary of Cybertek Holdings and SECOS together with the partial ownership of the Company

o     Wireless Payment Solutions, through AMPS Wireless

o     Debit Cards (co-branded with VISA or MasterCard)

o     ATM Cards (co-branded with VISA or MasterCard)

o     Development of card loading stations and networks

Our primary customers are banks, credit and debit card issuers and users of such cards, third party marketing companies in need of financial products, media companies, the direct response industry and any company or group in need of deploying electronic or digital payment acceptance technologies.

PRODUCTS AND SERVICES

             PRE-PAID DEBIT CARDS AND INTERNET FINANCIAL TECHNOLOGY

The Company through its affiliation with MasterCard, Optimum Pay USA, Inc. and BankFirst provides stored value cash cards, person to person financial services and innovative systems to move money, also known as transmitter solutions. The first debit cards offered by the Company include the DCS Personal Advantage Media Card and the La Raza Personal Advantage Media Card. In conjunction with the debit card offers the Company also provides an Internet interactive web site. The Company owns and operates an Internet web site at www.globalmoneyonline.com for Internet financial transactions. Such transactions include crediting to debit cards, movement of cash from card to card, account review, and movement of cash from an existing financial account to the Global Money Online account. This innovative system permits the Company's customers to avoid the need to visit a retail bank location to move money. Further, the system allows the Company's customers access 24/7 365 days per year.

                            MERCHANT BANKING SERVICES

We offer banking services (credit card transaction processing and related services) to all levels and types of online, and offline merchants. Through our proprietary banking software and our 50% owned subsidiary, Direct Card Services, LLC, a Master Agent of Chase Merchant Services and agent of CardService International, we are able to offer competitive rates for merchant banking services in the business and provide our clients with customer service. By lowering payment risk and reducing credit card charge backs and losses, we help our clients obtain lower card processing costs, which in turn allows them higher profit margins. Direct Card Services, LLC, began offering card-processing services for merchants on October 10, 2002. In addition, Direct Card Services, LLC has initiated a sales campaign for signup of business merchants for card processing services with limited success to date.

The Company has several independent contractor sales agents who offer the Company's merchant banking services. These sales agents are located throughout the United States.

                                PAYMENT GATEWAYS

Our merchants will have access to a number of payment gateway solutions. The payment gateway from Chase Merchant Services is available for larger merchants. Optimum Pay USA, Inc. allows us to offer payment gateways and provide merchants with a detailed analysis of transactions in a useable format, thereby enabling them to better manage their business and achieve higher profits. The following is an example of a Gateway Processing Flow:

1. Consumer initiates transaction with merchant via online, telephone orders, mail orders, wireless, brick and mortar using a credit or debit card.

2. The merchant dials our gateway for approval of transaction.

3. Our gateway approves or denies transaction. Upon approval, the funds are transferred to the processing bank via a master MID/TID batch to our BIN at the bank. Our fees are removed and transferred.

4. Our processing gateway distributes the funds to the various merchant destination bank accounts via SWIFT or other available transfer procedures. Funds are transferred within 1-3 days.

5. Holdback funds are maintained at the merchant bank for periods of 90-180 days for fraud and charge back issues. Funds are rotated in and out dependent upon volume or merchant activity. Interest is paid on depository activity.

SOURCES OF REVENUES

The Company has several sources of revenue it is developing. The income occurs primarily through merchant banking activities, the sale of pre-paid debit cards, debit card transaction income, advertising income from card loading partners and from transaction income related to its Internet web sites.

Debit Card Sales - The Company earns income on each debit card sale. The income varies depending upon the card program and the marketing method used by the Company.

Debit Card Transaction Income - The Company earns monthly income from each debit card which has been issued and remains active. Transaction income includes monthly statement fees, customer service fees, transaction fees, ATM fees, loading fees, and other related fees.

Derivative Income - The Company also may earn monthly income from the sale of add-on products or services to debit card holders or other customers of the Company.

Merchant Banking Income - The Company earns monthly fees on merchant banking service income for each of its merchant banking customers.

Internet Transaction Income - When the Company's customers utilize the Company's Internet financial web site at globalmoneyonline.com the Company earns transaction fees.

SALES AND MARKETING STRATEGIES

Our primary sales and marketing strategy is to:

o create new relationships with media partners for the offering of our financial products and services

o leverage our relationships to attract and deliver as much credit card and debit card processing as possible;

o build a deep and interactive relationship with our existing bank customers;

o develop, execute and market custom credit cards and debit cards through a direct response initiative; and

o test and implement a new transmitter business and new forms of payment processing.

Our market entry strategy will be through via payment solutions to businesses, financial services companies and the direct response industry.

DIRECT SALES

The Direct Sales strategy is to pursue financial services companies, predominately financial service companies and the direct response industry, by providing new sources of revenue.

Direct sales efforts will also focus on recruiting and contracting with Independent Sales Organizations and Independent Sales Agencies to build an inexpensive, sales channel for its products and services.

ISOS/ISAS

The Independent Sales Organization strategy is to enlist as many ISOs and Independent Sales Agencies as possible to receive revenue, with no direct employee or contractor cost of sales.

COMPETITION

The markets for the financial products and services offered by us are intensely competitive. We compete with a variety of companies in various segments of the financial services industry, and our competitors vary in size and in the scope and breadth of products and services they offer. Certain segments of the financial services industry tend to be highly fragmented with numerous companies competing for market share. Highly fragmented segments currently include online banking, financial account processing, customer relationship management solutions and electronic funds transfer and card solutions. Other segments of the financial services industry are relatively new with limited competition, including private label banking and wealth management solutions. We face a number of competitors in the electronic bill presentment and payment market. We also faces competition from in-house technology departments of existing and potential clients who may develop their own product offerings.

EMPLOYEES

At November 12, 2004, we employed 1 officer.

                            DESCRIPTION OF PROPERTIES

We lease an office at a rate of $2,000.00 per month on a month-to-month basis.

We believe that our facilities are adequate for our needs for the foreseeable future.

                                LEGAL PROCEEDINGS

We are not a party to any pending litigation at this time nor are any of our properties are subject to any pending legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

NAME                  AGE    POSITION
----                  ---    --------
Ted Kozub             66     Chief Executive Officer, CFO and Director

Edward Kim            36     Director

Douglas R. Hume       33     Director

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

TED KOZUB, CEO AND CFO SINCE APRIL 2003. Mr. Kozub is retired as a Tax Partner from KPMG. Mr. Kozub has worked with KPMG since 1979. He has been in public accounting practice for over 22 years and has held various senior positions with Revenue Canada Taxation. He was Tax Manager with Hudson Bay Oil and Gas in Calgary, which is a subsidiary of Conoco. Mr. Kozub holds a Certified Management Accounting Degree (CMA, 1963) and a Business Management Degree (1960).

EDWARD KIM, DIRECTOR. Edward Kim is currently the President of Optimum Pay USA, Inc. Optimum Pay is a significant business partner to us as it provides third party processing and technology to us as part of its stored value card programs. Mr. Kim is also the co-managing member of Direct Card Services, LLC, a subsidiary of our company.

DOUGLAS R. HUME, ESQ. Mr. Hume has served as general counsel to our company over the past fiscal year. He is a member of the California Bar Association. He will continue to act as general counsel to our company.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our President and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending January 31, 2004 and 2003:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted    Options       LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)      sation ($)    Awards ($)     (#)(1)        ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Ted Kozub, CFO, CEO       2004   0                 0            0          250,000         0            0             0
and Director              2003   0                 0            0            0             0            0             0
(Effective as of April
6, 2003)
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

No options were granted or exercised during our fiscal year ended January 31, 2004.

Directors and Committee Members did not receive compensation from us during the fiscal year ending January 31, 2004.

During the fiscal year ending January 31, 2004, the Board of Directors served as the Compensation Committee with regard to executive compensation, in the absence of a formal committee.

Other than base salaries, there were no additional compensation plans or policies in place for any executive officer as of January 31, 2004. Restricted stock compensation to officers was issued in lieu of salary and approved by the Board of Directors. All stock compensation was issued in the form of restricted shares and, for accounting purposes, were valued at the prevailing closing market price on the day of issuance.

There are no annuity, pension or retirement benefits proposed to be paid to Officers, Directors, or employees of Direct Response Financial Services, Inc. in the event of retirement at normal retirement date pursuant to any existing plan provided by Direct Response Financial Services, Inc.

EMPLOYMENT AGREEMENTS

Ted Kozub's agreement was effective on April 4, 2003 and continues in force to date. Mr. Kozub shall receive compensation consisting of: $1,000.00 per month, 250,000 shares of Rule 144 restricted common stock of Company, all of which shall vest and be granted by the Company at the end of the twelve (12) month term of this Agreement and two (2) weeks paid vacation.

No other employment agreements exist or are currently contemplated.

There was no compensation paid to any directors of Direct Response Financial Services, Inc. as director's fees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We received an advance from a stockholder in the amount of $20,825 evidenced by a promissory note. The note is unsecured, bears 6% interest, and is due April 16, 2006.

We incurred legal fees with a law firm, in which a partner is also a manager of one of our subsidiaries, in the amount of $186,154, all of which is unpaid.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 12, 2004 by

o each person who is known by us to beneficially own more than 5% of our common stock;

o     each of our officers and directors;

o     all of our officers and directors as a group.

Except as otherwise noted, each person's address is c/o Direct Response Financial Services, Inc., 2899 Agoura Road, #115, Westlake Village, CA 91361.

                   NAME AND ADDRESS                               PERCENTAGE OF
TITLE OF CLASS     OF BENEFICIAL OWNER      NUMBER OF SHARES          CLASS

Common Stock       Ted Kozub                550,000                   2.07%

Common Stock       Edward Kim(1)            50,000                    *

Common Stock       Douglas Hume(2)          137,200                   *

*Less than one percent.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, no par value.

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to documents filed with the Securities and Exchange Commission under the Exchange Act of 1934.

COMMON STOCK

The holders of the issued and outstanding shares of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights and does not have cumulative voting rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

Holders of shares of common stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of common stock held by them.

TRANSFER AGENT

First American Stock Transfer Company, Phoenix, Arizona has been appointed the transfer agent of our common stock.

                              PLAN OF DISTRIBUTION

The selling stockholder and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately-negotiated transactions;

o     short sales;

o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

o     through the writing of options on the shares

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed an "underwriter" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholder have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

                               SELLING STOCKHOLDER

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

---------------------- ------------------ ------------- -------------- ------------ --------------- ------------ --------------
                                              Total
                        Total Shares of    Percentage                                                              Percentage
                         Common Stock      of Common      Shares of                                  Beneficial    of Common
                         Issuable Upon       Stock,     Common Stock     Beneficial Percentage of    Owner-ship   Stock Owned
                         Conversion of      Assuming     Included in     Ownership   Common Stock    After the       After
        Name              Debentures          Full       Prospectus     Before the   Owned Before     Offering     Offering
                        and/or Warrants    Conversion        (1)         Offering      Offering         (4)           (4)
---------------------- ------------------ ------------- -------------- ------------ --------------- ------------ --------------
                                                           Up to
                                                        50,000,000
La Jolla Cove (2)        55,253,333(3)        72.18%     shares of      1,397,679        4.99%           --            --
                                                        common stock
---------------------- ------------------ ------------- -------------- ------------ --------------- ------------ --------------

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 100% of the shares issuable upon conversion of the convertible debentures based on current market prices and 100% of the shares issuable upon exercise of warrants. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2) The selling stockholder is an unaffiliated third party that does not hold any short positions in our securities. In accordance with rule 13d-3 under the Securities Exchange act of 1934, Norman Lizt may be deemed a control person of this entity.

(3) Includes (i) 1,295,000 shares of common stock underlying warrants; and (ii) 53,958,333 shares underlying convertible debentures.

(4) Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURE AND WARRANT

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholder in January 2003 for the sale of
(i) a $150,000 convertible debenture and (ii) a warrant to buy up to 1,500,000 shares of our common stock.

CONVERTIBLE DEBENTURE

The debenture bears interest at 8%, matures two years from the date of issuance and is convertible into shares of our common stock. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of: (i) $1.00 or (ii) 80% of the average of the five lowest volume weighted average prices during the 20 calendar days prior to the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. See the Sample Debenture Conversion Calculation below.

The warrants expire in January 2007 and are exercisable at $1.00 per share. The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted. See the Sample Warrant Exercise Calculation below.

The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholder has contractually agreed to restrict its ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

A complete copy of the Securities Purchase Agreement and related documents was filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE DEBENTURE CONVERSION CALCULATION

The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. For example, assuming conversion of a $1,000 debenture on November 10, 2004, a conversion price of $0.045 per share, the number of shares issuable upon conversion would be:

(($1,000 x 11) - ($0.045 x (10 x $1,000)))/$0.045 = 860,000 shares of common stock

SAMPLE WARRANT EXERCISE CALCULATION

The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted. Based on the above Sample Debenture Conversion Calculation, the selling stockholder converted $150,000 of the debenture. Accordingly, the selling stockholder is obligated to exercise the warrant into the following number of common shares for an aggregate exercise price equal to $1,500,000:

$150,000 x 10 = 1,500,000 shares of common stock

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

Our financial statements at July 31, 2004, appearing in this prospectus and registration statement have been audited by Miller and Mccollom, independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Direct Response Financial Services, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS

                                  July 31, 2004



                                                                           Page
                                                                            ----

Consolidated Balance Sheets                                                 F-2

Consolidated Statements of Operations                                       F-3

Consolidated Statements of Cash Flows                                       F-5

Notes to Consolidated Financial Statements                                  F-6

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                     July 31,      January 31,
                                                                      2004            2004
                                                                   (Unaudited)      (Note 1)
                                                                   -----------     -----------
CURRENT ASSETS
    Cash                                                           $     4,375     $       250
    Accounts Receivable                                                  8,133              --
    Inventory                                                           61,904          58,000
    Deposit                                                              8,650          25,000
    Prepaid Expense                                                     32,355          84,225
                                                                   -----------     -----------
           Total current assets                                        115,417         167,475

PROPERTY AND EQUIPMENT
    Net of $670 and $447 depreciation at April 30, 2004 and              1,563           1,786
    January 31, 2004
OTHER ASSETS
    Investments                                                        200,000         200,000
                                                                   -----------     -----------
           Total assets                                            $   316,980     $   369,261
                                                                   ===========     ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable and accrued expenses                          $   454,741     $   463,566
    Accrued interest payable                                            35,265          15,706
    Shareholder deposit                                                100,000              --
    Advances from stockholders, current portion                         10,000          33,067
                                                                   -----------     -----------
           Total current liabilities                                   600,006         512,339
                                                                   -----------     -----------
LONG TERM LIABILITIES
    Advances from stockholders, less current portion                   371,010         371,760
    Advances from related party                                          9,825          20,825
    Debenture payable                                                  130,500         150,000
                                                                   -----------     -----------
           Total liabilities                                         1,111,341       1,054,924

Commitments and contingencies                                               --              --

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock - authorized 100,000,000 shares, no par
      value, 23,916,320 and 19,472,834 shares issued and
      outstanding at July 31, 2004 and January 31, 2004              2,133,030       1,699,030
    (Deficit) accumulated during the development stage              (2,927,391)     (2,384,693)
                                                                   -----------     -----------
           Total stockholders' equity (deficit)                       (794,361)       (685,663)
                                                                   -----------     -----------
           Total liabilities and stockholders' equity (deficit)    $   316,980     $   369,261
                                                                   ===========     ===========

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                              April 24, 2002
                                          Six Months         Six Months         (inception)
                                        Ending July 31,     Ending July       through July 31,
                                             2004             31, 2003              2004
                                         ------------       ------------       ------------
Revenues                                 $      9,083       $        902       $     11,161
Cost of sales                                   4,073                529              5,042
                                         ------------       ------------       ------------
     Gross Profit                               5,010                373              6,119

Costs and Expenses:
     Consulting expense                       262,392            439,640          2,041,547
     Professional fees                        122,597             34,480            399,383
     Advertising and marketing                 15,768             11,939             48,176
     General and administrative               111,624             18,387            285,365
     Rent                                      12,000             12,000             52,856
                                         ------------       ------------       ------------
     Total                                    524,381            516,446          2,827,327

Earnings (loss) from operations              (519,371)          (516,073)        (2,821,208)

Interest income                                    --                 --                 --
Interest expense                              (23,328)            (8,305)           (45,835)
Loss on investment                                 --                 --            (60,000)
                                         ------------       ------------       ------------

Net (loss)                               $   (542,699)      $   (524,378)      $ (2,927,043)

(Loss) per share                         $       (.03)      $       (.03)      $       (.16)


Weighted average shares outstanding        20,458,720         18,353,167         18,868,635

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                     Three            Three
                                                     Months           Months
                                                     Ending           Ending
                                                    July 31,         July 31,
                                                      2004             2003
                                                  ------------     ------------

Revenues                                          $      8,820     $        902
Cost of sales                                            4,073              529
                                                  ------------     ------------
    Gross Profit                                         4,747              373

Costs and Expenses:
    Consulting expense                                 194,300           35,361
    Professional fees                                   37,379           27,770
    Advertising and marketing                           (3,323)           8,436
    General and administrative                          81,751           16,412
    Rent                                                 6,000            6,000
                                                  ------------     ------------
         Total                                         316,107           93,979

Earnings (loss) from operations                       (311,360)         (93,606)

Interest income                                             --               --
Interest expense                                        (8,047)          (5,305)
Loss on investment                                          --               --
                                                  ------------     ------------

Net (loss)                                        $   (319,407)    $    (98,911)
                                                  ============     ============

(Loss) per share                                  $       (.01)    $       (.01)
                                                  ============     ============


Weighted average shares outstanding                 21,306,764       18,353,167
                                                  ============     ============

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                          April 24,
                                                             Six              Six           2002
                                                            Months          Months       (inception)
                                                            Ending          Ending         through
                                                           July 31,        July 31,       July 31,
                                                             2004            2003           2004
                                                         -----------     -----------     -----------
Cash flows from operating activities:
   Net (loss)                                            $  (542,699)    $  (524,378)    $(2,927,392)
   Non-cash items included in net (loss):
      Depreciation                                               223             223             670
      Expenses paid by issuing stock                         179,500         403,280       1,853,530
      Loss on investment                                          --              --          60,000
   Net change in operating assets and liabilities:
      Accounts receivable                                     (8,133)             --          (8,133)
      Prepaid expenses                                        78,220         (15,619)         18,995
      Inventory                                               (3,904)             --         (61,904)
      Accounts payable and accrued liabilities                10,734          55,439         490,006
                                                         -----------     -----------     -----------
Net cash (used) by operating activities                     (286,059)        (81,055)       (574,228)

Cash flows from investing activities:
   Purchase of investments                                        --              --        (260,000)
   Purchase of property and equipment                             --              --          (2,233)
                                                         -----------     -----------     -----------
Net cash (used) by investing activities                           --              --        (262,233)

Cash flows from financing activities:
   Repayment of loans --related parties                      (34,817)             --         (34,817)
   Proceeds from shareholder deposit                         100,000              --         100,000
   Proceeds from loans payable - related parties                  --          66,737         425,652
   Proceeds from issuance of common stock                    225,000              --         250,000
   Proceeds from debenture                                        --          10,000         100,000
                                                         -----------     -----------     -----------
Net cash provided by financing activities                    290,183          76,737         840,835
                                                         -----------     -----------     -----------
Net increase (decrease) in cash                                4,125          (4,318)          4,375
Cash at beginning of period                                      250           4,392              --
                                                         -----------     -----------     -----------
Cash at end of period                                    $     4,375              74           4,375
                                                         ===========     ===========     ===========

Supplemental disclosure of cash flow information:
Noncash transactions
   Note payable issued for acquisition of  investment             --              --         220,000
Cash paid during the period for:
   Interest                                              $        --     $        --     $        --
   Income taxes                                          $        --     $        --     $        --

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - FINANCIAL STATEMENTS

The accompanying consolidated financial statements included herein have been prepared by Direct Response Financial Services, Inc. without audit, pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 10-QSB. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the January 31, 2004 audited financial statements and the accompanying notes thereto contained in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. In management's opinion all adjustments necessary for a fair presentation of the Company's financial statements are reflected in the interim periods included.

Amounts shown for January 31, 2004 were taken from the audited financial statements of that date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the State of Colorado on April 7, 2000 as Relevant Links, Inc. The Company is in the development stage and has had no significant operations.

On April 29, 2002, the Company entered into an Agreement and Plan of Reorganization between itself and Direct Response Financial Services, Inc., a Delaware corporation (DEL), and changed its focus to the development of financial services for the direct response industry. Because the surviving shareholders are those of the subsidiary, the Company has accounted for the acquisition as a reverse acquisition, which is a capital transaction and not a business combination. Accordingly, the consolidated statements include only the results of operations of DEL from the date of acquisition, and comparative financial statements presented are those of the subsidiary, DEL. Because the subsidiary had been formed on April 24, 2002, no financial information is presented before that date.

On May 16, 2002, the Company participated in forming Direct Card Services, LLC
(DCS) for the purpose of facilitating the Company's bankcard processing business. Under the terms of the LLC agreement, the Company has a 50% interest.

In June of 2002, the company changed its name to Direct Response Financial Services, Inc.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The Company provides marketing and financial products and services to merchants.

DEVELOPMENT STAGE COMPANY

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the Company and its' wholly owned and controlled subsidiaries. All inter-company accounts have been eliminated in the consolidation.

The Company considers its 50% interest in DCS to be a controlling interest because, as sole managing member, it has management control in addition to its profit interest. Because DCS has a deficit equity position at period end, no minority interest has been recorded.

RECLASSIFICATIONS

Certain reclassifications have been made to previously reported statements to conform to the Company's current financial statement presentation.

NOTE 3 - STOCK TRANSACTIONS

In accordance with the addendum to the Company's convertible debenture and warrant to purchase common stock the Company issued 2,705,227 shares of stock to the holder of the debenture and converted $5,000 of the debenture to common stock at the average of $.16 per share. In addition the debenture holder advanced the Company $100,000 against future conversions.

The Company issued 975,000 shares of common stock, valued at $189,500 ($.19 per share) based on market price on the transaction date, for services, including $10,000 which was recorded as prepaid expense.

                         INDEX TO FINANCIAL STATEMENTS

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                                                        Page

Report of Independent Certified Public Accountants                       F-2

Consolidated Financial Statements:

         Consolidated Balance Sheet                                      F-3

         Consolidated Statement of Operations                            F-4

         Consolidated Statement of Stockholders' Equity                  F-5

         Consolidated Statement of Cash Flows                            F-6

         Notes to Consolidated Financial Statements                  F-7 to F-15

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Direct Response Financial Services, Inc.

We have audited the accompanying balance sheet of Direct Response Financial Services, Inc. (A Development Stage Company), as of January 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the year ended January 31, 2004 and the period from inception (April 24, 2002) through January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Response Financial Services, Inc. as of January 31, 2004 and 2003, and the results of its operations and cash flows for the year ended January 31, 2004 and for the period from inception (April 24, 2002) through January 31, 2003, in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has sustained net operating losses and has insufficient working capital to complete its business plan, which raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Miller and McCollom

MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
April 29, 2004

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                            January 31,          January 31,
                                                                                               2004                 2003
                                                                                            -----------          -----------
CURRENT ASSETS
    Cash                                                                                    $       250          $     4,392
    Inventory                                                                                    58,000                   --
    Prepaid expenses                                                                             84,225                   --
    Deposit                                                                                      25,000               50,000
                                                                                            -----------          -----------
           Total current assets                                                                 167,475               54,392

PROPERTY AND EQUIPMENT
    Property and equipment, net of $447 depreciation                                              1,786                2,233

OTHER ASSETS
    Investments                                                                                 200,000                   --
                                                                                            -----------          -----------
           Total assets                                                                     $   369,261          $    56,625
                                                                                            ===========          -----------

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                                   $   463,566          $   147,649
    Accrued interest payable                                                                     15,706                1,152
    Advances from stockholders, current portion                                                  33,067               10,240
                                                                                            -----------          -----------
           Total current liabilities                                                            512,339              159,041
                                                                                            -----------          -----------

LONG-TERM LIABILITIES
    Advances from stockholders, less current portion                                            371,760                   --
    Advances from related party                                                                  20,825                   --
    Debenture payable                                                                           150,000              150,000
                                                                                            -----------          -----------
           Total liabilities                                                                  1,054,924              309,041

Commitments and contingencies                                                                        --                   --

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock - authorized 100,000,000 shares, no par
      value, 19,347,834 and 18,057,500 shares issued and
      outstanding at January 31, 2004 and 2003                                                1,699,030              755,500
    (Deficit) accumulated during the development stage                                       (2,384,693)          (1,007,916)
                                                                                            -----------          -----------
           Total stockholders' (deficit)                                                       (685,663)            (252,416)
                                                                                            -----------          -----------

           Total liabilities and stockholders' equity (deficit)                             $   369,261          $    56,625
                                                                                            ===========          ===========

The accompanying notes are an integral part of these statements.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   April 24,             April 24,
                                                                     2002                   2002
                                                                  (inception)           (inception)
                                                                    through               through
                                             January 31,           January 31,          January 31,
                                                2004                  2003                  2004
                                            ------------          ------------          ------------
Revenues                                    $      1,859          $        219          $      2,078
Cost of sales                                        748                   221                   969
                                            ------------          ------------          ------------
    Gross Profit                                   1,111                    (2)                1,109

Costs and Expenses:

    Consulting expense                           942,564               830,591             1,779,155
    Professional fees                            170,498               106,288               276,786
    Advertising and marketing                     16,263                16,145                32,408
    General and administrative                   143,208                30,882               174,090
    Rent expense                                  24,000                16,856                40,856
                                            ------------          ------------          ------------
         Total                                 1,296,533             1,000,762             2,303,295

Earnings (loss) from operations               (1,295,422)           (1,000,764)           (2,302,186)

Interest expense                                 (21,355)               (1,152)              (22,507)
Loss on investment                               (60,000)                   --               (60,000)
                                            ------------          ------------          ------------

Net (loss)                                  $ (1,376,777)         $ (1,001,916)         $ (2,384,693)
                                            ============          ============          ============

(Loss) per share                            $       (.07)         $       (.06)         $       (.13)
                                            ============          ============          ============

Weighted average shares outstanding           18,876,013            16,907,500            18,018,440
                                            ============          ============          ============

The accompanying notes are an integral part of these statements.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                         (Deficit)
                                                                                        accumulated
                                                                       Common            during the
                                                   Shares               Stock         development stage          Total
                                                 -----------         -----------      -----------------       -----------
Balance April 24, 2002 (inception)                16,737,500         $     6,000         $        --          $     6,000

Shares issued for cash                                50,000              25,000                  --               25,000

Shares issued for services                         1,270,000             724,500                  --              724,500

Net loss for year ended January 31, 2003                  --                  --          (1,007,916)          (1,007,916)
                                                 -----------         -----------         -----------          -----------

Balance January 31, 2003                          18,057,500             755,500          (1,007,916)            (252,416)
                                                 -----------         -----------         -----------          -----------

Shares issued for services                         1,290,334             943,530                  --              943,530

Net loss for year ended January 31, 2004                  --                  --          (1,376,777)          (1,376,777)
                                                 -----------         -----------         -----------          -----------

Balance January 31, 2004                          19,347,834         $ 1,699,030         $(2,384,693)         $  (685,663)
                                                 ===========         ===========         ===========          ===========

The accompanying notes are an integral part of these statements.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         April 24,            April 24,
                                                                                           2002                 2002
                                                                                        (inception)          (inception)
                                                                                         through               through
                                                                   January 31,          January 31,          January 31,
                                                                      2004                 2003                 2004
                                                                   -----------          -----------          -----------
Cash flows from operating activities:
         Net (loss)                                                $(1,376,777)         $(1,007,916)         $(2,384,693)
         Non-cash items included in net (loss):
                  Depreciation                                             447                   --                  447
                  Expenses paid by issuing stock                       943,530              730,500            1,674,030
                  Loss on investment                                    60,000                   --               60,000
         Net change in operating assets and liabilities:

                  Prepaid expenses                                     (59,225)                  --              (59,225)
                  Inventory                                            (58,000)                  --              (58,000)
                  Accounts payable and accrued liabilities             330,471              148,801              479,272
                                                                   -----------          -----------          -----------
Net cash (used) by operating activities                               (159,554)            (128,615)            (288,169)

Cash flows from investing activities:

         Purchase of investments                                      (260,000)                  --             (260,000)
         Purchase of property and equipment                                 --               (2,233)              (2,233)
                                                                   -----------          -----------          -----------
Net cash (used) by investing activities                               (260,000)              (2,233)            (262,233)

Cash flows from financing activities:

         Proceeds from advances - related parties                      415,412               10,240              425,652
         Proceeds from debenture                                            --              100,000              100,000
         Proceeds from issuance of common stock                             --               25,000               25,000
                                                                   -----------          -----------          -----------
Net cash provided by financing activities                              415,412              135,240              550,652
                                                                   -----------          -----------          -----------

Net increase in cash                                                    (4,142)               4,392                  250

Cash at beginning of period                                              4,392                   --                   --
                                                                   -----------          -----------          -----------

Cash at end of period                                              $       250          $     4,392          $       250
                                                                   ===========          ===========          ===========


Supplemental disclosure of cash flow information:
   Cash paid during the period for:
                  Interest                                         $     6,674          $        --          $     6,674
                  Income taxes                                     $        --          $        --          $        --

The accompanying notes are an integral part of these statements.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Direct Response Financial Services, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the State of Delaware on April 24, 2002.

The Corporation's primary business activity is providing stored value debit card programs and merchant accounts for credit and debit card processing.

On April 29, 2002 the Company entered into a Agreement and Plan of Reorganization with Relevant Links, Inc., a public company (incorporated in the State of Colorado on April 7, 2000) with no assets or liabilities. As a result of the reorganization, the Company became a publicly reporting company. (See note 4).

On May 16, 2002, the Company participated in forming Direct Card Services, LLC
(DCS) for the purpose of facilitating the Company's bankcard processing business. Under the terms of the LLC agreement, the Company has a 50% interest.

The Company is in the development stage and has had no significant operations.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the Company and its' wholly owned and controlled subsidiary. All inter-company accounts have been eliminated in the consolidation.

The Company considers its 50% interest in DCS to be a controlling interest because, as sole managing member, it has management control in addition to its profit interest. Because DCS has a deficit equity position at January 31, 2004, no minority interest has been recorded.

REVENUE RECOGNITION

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company offers no warranties on equipment sold beyond those offered by the manufacturer.

INVENTORY

The company's inventory consists of credit card supplies and is valued at the lesser of cost or net realizable value using the average costing method.

USE OF ESTIMATES

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Fully diluted earnings per share are not presented because they are anti-dilutive.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's accounts payable, and other financial instruments reflected in the financial statement approximates fair value due to the short-term maturity of the instruments. The fair value of the Company's advances from stockholders and debentures payable cannot be estimated, because of the unique and proprietary nature of these instruments.

COMPREHENSIVE INCOME

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The company has no components of comprehensive income other than net income (loss).

INCOME TAXES

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

VALUATION OF LONG-LIVED ASSETS

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

OTHER

The Company's fiscal year end is January 31.

The Company paid no dividends during the periods presented.

Advertising is expensed as it is incurred.

The Company consists of one reportable business segment.

All revenue reported is from external customers in the United States. All of the Company's assets are located in the United States.

Restatement of financial statements

The Consolidated Statement of Stockholders' Equity has been restated from previously published financial statements to remove the accumulated deficit of Relevant Links, Inc.; a company with which the Company entered into a Agreement and Plan of Reorganization as described in Note 4. Other references to Relevant Links, Inc. in the footnotes have also been removed because the current shareholders of the Company have no further interest in the business of Relevant Links, Inc. The effect of this change was to reduce the amount allocated to common stock by $354,950 and to eliminate the accumulated deficit of the same amount. Additionally, the net loss for the year ended January 31, 2003 was increased by $6,000 to reflect the value of stock issued by the Company before the agreement.

NOTE 2 - BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has sustained net operating losses and has insufficient working capital to complete its business plan. This fact raises substantial doubt about the Company's ability to continue as a going concern. Management plans to raise additional capital to enable the Company to complete its business plan.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - DEVELOPMENT STAGE COMPANY

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 4 -REORGANIZATION

On April 29, 2002, the Company entered into an Agreement and Plan of Reorganization between itself and Relevant Links, Inc. ("REL)". Under the agreement, the REL acquired all of the outstanding stock of the Company in exchange for 6,000,000 shares of the REL's stock. Prior to the acquisition, the Company had no operations, assets or liabilities and therefore no value was assigned to the exchange.

Because the surviving shareholders are those of the subsidiary, the Company has accounted for the acquisition as a reverse acquisition, which is a capital transaction and not a business combination. Accordingly, the consolidated statements include only the results of operations of Direct Response Financial Services, Inc. from the date of acquisition.

NOTE 5 - DIRECT CARD SERVICES, LLC

On May 16, 2002, the Company was a member in the formation of Direct Card Services, LLC, a Delaware limited liability company. The Company formed the LLC for the purpose of facilitating the Company's bankcard processing business. Under the terms of the LLC agreement, the Company made an initial capital contribution of $1,500 for a 50% interest.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - PROPERTY AND EQUIPMENT

Components of property and equipment consist of:

                                                                                                         Depreciation
                                                                                                             Rate
                                                          Accumulated               Net                       and
                                        Cost              Depreciation             Amount                   Method
                                  -----------------     -----------------     -----------------     ------------------------
January 31, 2003:
   Office Equipment               $         2,233       $            --       $         2,233             3 years SL
January 31, 2004:
   Office Equipment                         2,233                   447                 1,786             3 years SL

Depreciation is provided in amounts sufficient to recover asset costs over their estimated useful lives. No depreciation was recorded for the year ended January 31, 2003 because all property was acquired near the end of the period.

NOTE 7 - INVESTMENTS

During July 2003, the Company invested $200,000 in Optimum Pay USA, Inc. ("Optimum"). Optimum develops electronic payment systems. Optimum Pay, Inc. is privately held company with headquarters in Irvine, California and offices in Covington, Kentucky. The company issued an unsecured promissory note to a shareholder of the company for 2.5 shares of Series A Convertible Preferred Stock of Optimum, which represents approximately two percent (2%) ownership of Optimum Pay, Inc. The promissory note is due July 31, 2005, and bears interest of three percent (3%). The investment is accounted for using the cost method and valued at the lower of cost or fair market value.

During July 2003, the Company invested $60,000 in International Settlement Corporation ("ISC"). ISC is a private company headquartered in Las Vegas, Nevada, and is an electronic payment solutions provider. The Company purchased 40,000 common shares of ISC, which represents approximately one percent (1%) interest in ISC. The Company has determined that the fair value of the investment has declined to zero and the entire amount was written off.

NOTE 8 - ADVANCES FROM STOCKHOLDERS AND RELATED PARTIES

The Company received advances from stockholders in the amount of $404,827. The advances are evidenced by unsecured promissory notes bearing interest rates of 3% to 8%. The notes are due as follows:

Fiscal Year Ending:
         2005                             $      33,067
         2006                                   200,000
         2007                                   171,760
                                          ----------------
Total                                     $     404,827
                                          ================

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company received an advance from a related party in the amount of $20,825. The advance is evidenced by an unsecured promissory note, bearing 6% interest, due April 16, 2006.

NOTE 9 - CONVERTIBLE DEBENTURES

In January 2003, the Company sold an 8% convertible debenture for $150,000. Interest on the debenture is payable monthly. No assets have been pledged as security and the note cannot be prepaid. The agreement, as amended on May 19, 2003 and March 2004, has the following additional provisions:

The number of shares for which the debenture is convertible into common stock (in denominations of $1,000 or more in an integral multiple of $500 in excess thereof) is equal to the debenture dollar amount being converted multiplied by eleven, minus the product of the conversion price, as determined below, multiplied by ten times the dollar amount of the debenture amount being converted, with the entire foregoing result divided by the conversion price. To the extent that, on any date, the holding of common shares results in a holder being deemed to be the beneficial owner of more than five percent (5%) of the then outstanding shares of the Company's common stock, the holder shall not have the right and the Company shall not have the obligation to convert any portion of the debenture as shall cause such holder to be deemed the beneficial owner of more than five percent (5%) of the then outstanding shares of common stock.

The conversion price shall be equal to the lesser of $1.00, or eighty per cent (80%)(the discount multiplier) of the average of the three lowest market prices during the ninety (90) day period prior to the holder's election to convert.

In addition to the right to convert the debenture, the holder was given, coinciding with the exercising of the debenture, a warrant until January 9, 2006 to purchase shares of the Company's common stock at an exercise price of $1.00 per share equal to ten times the dollar amount of the debentures being converted.

During February and March 2004, the Company amended the debenture agreement to extend the due date of the debenture to January 2006 and the expiration date of the conversion warrant to January 2007. Additionally, the amendments allow for the debenture holder to add 150,000 of principal under certain conditions.

The debenture holder retained $25,000 of the proceeds, recorded by the company as a deposit, for future payment of legal and accounting fees associated with the debenture or its conversion.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS' EQUITY

At inception, the Company issued 6,000,000 shares of stock for services, valued at $6,000, which was the estimated fair value of the services received.

During December 2002, the Company sold 50,000 shares of its common stock for $25,000 cash, which was an average price per share of $.50.

During January 2003, the Company issued 1,270,000 shares of its common stock for services, which was valued at estimated fair value of $724,500 (weighted average $.57 per share) based on quoted market prices on the date of the transaction. Of the shares issued, 1,240,000 shares were issued to related parties and 30,000 shares were issued to non-related parties for consulting services.

In March of 2003, the Company enacted a "2003 stock incentive plan." The plan authorizes the board of directors, or its designated committee, to award up to 750,000 shares or options for shares, generally under terms and prices determined by the board. Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its subsidiaries. The plan contains additional terms and restrictions. 749,334 shares have been issued pursuant to the plan through April 30, 2003.

During the fiscal year ended January 2004, the Company issued an additional 541,000 shares of its common stock to related parties for services, which was valued at estimated fair value of $540,250 (weighted average $.99 per share) based on quoted market prices on the date of the transaction.

NOTE 11 - RELATED PARTY TRANSACTIONS

During the year, the Company incurred legal fees with a law firm, in which a significant stockholder is a partner, in the amount of $154,261, all of which is unpaid at year end.

Included in accounts payable is $431,285 due to related parties.

NOTE 12 - INCOME TAXES

As of January 31, 2004, the Company had approximately $2,400,000 of net operating loss carryover that expires in 2023 and 2024. A change in the ownership of more than 50% of the Company may result in the inability of the Company to utilize the carryover. The Company had an estimated deferred tax asset of $650,000 related to the net operating loss carryover, including an addition of $380,000 for the current year. Carryforwards previously incurred by the Company are not available due to restrictions when ownership changes. A valuation allowance has been provided for the total amount of the deferred tax asset, including the current year addition, since the amounts, if any, of future revenues necessary to be able to utilize the carryover, are uncertain.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The overall effective tax rate differs from the Federal statutory tax rate for the year ended January 31, 2004 as follows:

                                                      % of Pre-tax
                                                      income (loss)
                                                  -------------------
Tax provision based on Federal statutory rate              34.0%
State tax, net of Federal benefit                           2.3%
Surtax exemption                                          (27.1%)
                                                  -------------------
Estimated tax rate                                          9.2%
Valuation allowance                                        (9.2%)
                                                  -------------------
Effective tax rate                                          0.0%
                                                  ===================

NOTE 13 - CONCENTRATION OF RISK

Through its subsidiary Direct Card Services, LLC, the Company is dependent on a marketing agreement with a major bank for its future revenue regarding bankcard processing.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

The Company rents its office space on a month-to-month basis.

In addition to its pre-existing relationship as a 2% owner of all outstanding equity in Optimum Pay USA, Inc. the Company, through its subsidiary Direct Card Services, LLC, entered into several agreements with OP for issuance and approval of debit card programs. These agreements included three existing card programs -
(1) the DCS Personal Advantage Media Card; (2) the La Raza Personal Advantage Media Card; and (3) the La Vida Buena Card. Under each of these agreements, the Company is committed to purchase a minimum order of 5,000 cards/units. To date, the Company has paid a total of $90,500 against these minimum orders, leaving balances due under each account as follows: DCS Personal Advantage Media Card - $61,010; La Raza Personal Advantage Media Card - $60,000; and La Vida Buena Card
- $33,000. Of these amounts, a total of $60,000 is to be held by Optimum Pay in depository and reserve accounts for the Company's benefit.

NOTE 15 - SUBSEQUENT EVENTS

Subsequent to year-end, the company issued 888,259 shares of common stock under the conversion provisions of the debenture payable.

In April of 2004, the Company enacted a "2004 stock incentive plan." The plan authorizes the board of directors, or its designated committee, to award up to 500,000 shares or options for shares, generally under terms and prices determined by the board. Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its subsidiaries. The plan contains additional terms and restrictions. 425,000 shares have been issued pursuant to the plan through April 28, 2004.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.

                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 nullifies the guidance of the Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. SFAS 146 also establishes that fair value is the objective for the initial measurement of the liability. The provisions of SFAS 146 are required for exit or disposal activities that are initiated after December 31, 2002. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In November 2002, the FASB issued Interpretation No. 45, which expands previously issued accounting guidance and disclosure requirements for certain guarantees. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." It requires existing unconsolidated variable interest entities (VIE's) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. It applies immediately to VIE's created after January 31, 2003 and to VIE's in which an enterprise holds a variable interest that was acquired before February 1, 2003, the Interpretation applies for periods beginning after June 15, 2003. In December 2003, the FASB reissued Interpretation No. 46 with certain modifications and clarifications for certain VIE's. The Company has no unconsolidated VIE's and therefore its financial statements are in compliance with the requirements of Interpretation No. 46.

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

-------------------------------------------------------------------      ----------------------------------------------------------
You should rely only on the information contained in this prospectus.
We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information
in this document may only be accurate on the date of this document.                        UP TO 50,000,000 SHARES
                                                                                                   OF OUR
                                                                                                OF COMMON STOCK







                    TABLE OF CONTENTS
                                                                 Page

Prospectus Summary                                                4
Risk Factors                                                      7
Use Of Proceeds                                                  12                   Direct Response Financial Services, Inc.
Market For Common Equity And Related Stockholder Matters         13
Management's Discussion And Analysis Or Plan Of Operation        14
Business                                                         16
Management                                                       21
Certain Relationships And Related Transactions                   23
Security Ownership Of Certain Beneficial Owners And Management   24                              ________________
Description Of Securities                                        25                                 PROSPECTUS
Plan Of Distribution                                             26
Selling stockholders                                             28
Legal Matters                                                    30
Experts                                                          30
Available Information                                            30
Index To Financial Statements                                    31                             November _, 2004
-------------------------------------------------------------------      ----------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling Direct Response pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE                          AMOUNT
                                        ---------------
SEC Registration fee                         $285.07*
Accounting fees and expenses               10,000.00*
Legal fees and expenses                    35,000.00*

TOTAL                                     $45,285.07*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Act") as follows:

On April 29, 2002, Relevant Links issued an aggregate of 6,000,000 shares of common stock, to 11 shareholders of Direct Response in consideration of 100% of its outstanding shares for the reverse merger.

On December 10, 2002, we issued 50,000 shares of common stock to Kenneth R. MacLeod for an aggregate purchase price of $25,000.00.

In January 2003, we entered into a Securities Purchase Agreement with La Jolla Cove for the sale of (i) a $150,000 convertible debenture and (ii) a warrant to buy up to 1,500,000 shares of our common stock. The debenture bears interest at 8%, matures two years from the date of issuance and is convertible into shares of our common stock. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of: (i) $1.00 or
(ii) 80% of the average of the five lowest volume weighted average prices during the 20 calendar days prior to the conversion date. The warrants are exercisable at $1.00 per share.

On January 6, 2003, we issued 120,000 shares of common stock to T. Randolph Catanese as consideration for $10,000.00 in services related to the management of Direct Card Services, LLC.

On January 6, 2003, we issued 120,000 shares of common stock to Rodney Ray as consideration for $10,000.00 in services related to employment with the Company.

On January 7, 2003, we issued 20,000 shares of common stock to John T. Heaney as consideration for $1,000.00 in services related to financial advice.

On January 7, 2003, we issued 10,000 shares of common stock to David Teuma as consideration for $1,000.00 in services related to financial advice.

On January 24, 2003, we issued 1,000,000 shares of common stock to TRG Marketing Consultants, Inc. as consideration for a corporate guaranty related to the debenture with La Jolla Cove Investors.

In September 2003, we issued 250,000 shares of common stock to Ted Kozub in consideration for services rendered as an officer and director.

In September 2003, we issued 250,000 shares of common stock to Greg Rotelli in consideration for services rendered as an officer and director.

In January 2003, as amended on May 19, 2003, we signed a Securities Purchase Agreement with La Jolla Cove Investors, Inc. for the sale of a $150,000 8% convertible debenture and non-detachable warrant to purchase up to 1,500,000 shares of our common stock. The debenture bears interest at 8%, matures two years from the date of issuance and is convertible into shares of our common stock. The number of common shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is equal to the lesser of: (i) $1.00 or (ii) 80% of the average of the five lowest volume weighted average prices during the 20 calendar days prior to the conversion date.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Direct Response or executive officers of Direct Response, and transfer was restricted by Direct Response in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Direct Response Financial Services, Inc., a Colorado corporation.

Exhibit No.             Description
-----------             -----------

              ARTICLES OF INCORPORATION AND BYLAWS

     3.1 Articles of Incorporation (Incorporated by reference to our registration statement on Form SB-1 filed with the SEC on December 18, 2000, File No. 333-52268).

     3.2 Bylaws (Incorporated by reference to our registration statement on Form SB-1 filed with the SEC on December 18, 2000, File No. 333-52268).

              INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

     4.1 Common Stock Purchase Warrant with La Jolla Cove Investors, Inc.(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

     4.2      Convertible Debenture with La Jolla Cove Investors,
              Inc.(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

     4.3 Letter Agreement with La Jolla Cove Investors(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

     4.4      Purchase Agreement with La Jolla Cove Investors,
              Inc.(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

     4.5      Registration Rights Agreement with La Jolla Cove
              Investors(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

     4.6 Promissory Note with RPMJ, Inc.(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

     4.7 Addendum to Convertible Debenture and Warrant to Purchase Common Stock(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

     4.8 Addendum to Convertible Debenture and Warrant to Purchase Common Stock(filed herewith).

     5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

              MATERIAL CONTRACTS

      10.1 Option to Purchase Agreement (LLC) with T. Randolph Catanese (Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

      10.2 Management Consulting Agreement with Anecius Holding Company(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

      10.3 Ted Kozub Employment Agreement(Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

      10.4 Amendment to the Limited Liability Company Agreement of Direct Card Services, LLC, a Delaware Limited Liability Company (Incorporated by reference to our Form 10KSB filed with the SEC on May 27, 2003, File No. 333-52268).

              CONSENTS OF EXPERTS AND COUNSEL

      23.1    Consent of accountants (filed herewith).

      23.2    Consent of legal counsel (see Exhibit 5).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Westlake, State of California, on November 12, 2004.

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.


                        By: /s/ Ted Kozub
                           -----------------------------
                           Ted Kozub, CEO and CFO


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                         TITLE                       DATE


/s/ Ted Kozub                 CEO, CFO and Director      November 12, 2004
----------------------------
Ted Kozub


/s/ Douglas Hume              Director                   November 12, 2004
----------------------------
Douglas Hume


/s/ Edward Kim                Director                   November 12, 2004
----------------------------
Edward Kim